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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated November 8, 1996, accompanying the financial statements of Fastway, Inc. for the year ended August 31, 1996 contained in Alrenco's Current Report on Form 8-K/A filed on March 14, 1997, and to the use of our name as it appears under the caption "Experts" in this registration statement.

                                            TRAVIS WOLFF & COMPANY, L.L.P.

Dallas, Texas
March 6, 1998